Execution Copy

Exhibit 10.3

NOTE PURCHASE AGREEMENT

among

AMERICREDIT REPURCHASE TRUST

as Issuer,

AMERICREDIT FINANCIAL SERVICES, INC.,

SHEFFIELD RECEIVABLES CORPORATION,

as Company,

and

BARCLAYS BANK PLC,

as Agent

Dated as of

August 19, 2004

SECTION 6.11. Headings	22
SECTION 6.12. Limitation of Liability	22
SECTION 6.13. Intended Tax Characterization	23
SECTION 6.14. No Recourse	23

EXHIBITS

EXHIBIT A	Form of Initial Funding Request	A-1
EXHIBIT B	Form of Subsequent Funding Notice	B-1
EXHIBIT C	Form of Note	C-1

ii

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of August 19, 2004, among SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, the “Company”), AMERICREDIT REPURCHASE TRUST, a Delaware statutory trust, as borrower (together with its successors and assigns, the “Issuer”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (“AmeriCredit”) and BARCLAYS BANK PLC (“Barclays”), as agent for the Company and the other Owners (in such capacity, together with its successors, the “Agent”).

W I T N E S S E T H :

WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Issuer desires to obtain funds from the Company and to evidence the obligation to repay such amounts, together with interest thereon, through the issuance of the Note;

WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent for the benefit of the Secured Parties its interest in the Collateral, including the Issuer’s interest in the Contracts;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions Capitalized terms used and not otherwise defined herein have the meanings assigned to them in Annex A to the Security Agreement, dated as of the date hereof, by and among AmeriCredit, AFS Warehouse Corp., the Issuer, Wells Fargo Bank, National Association, as Collateral Agent, and the Company.

ARTICLE II

FUNDINGS; THE NOTE

SECTION 2.1. Funding; The Note.

(a) Initial Funding. Upon the terms and subject to the conditions herein set forth, provided that the Termination Date shall not have occurred, the Company shall make an initial advance (the “Initial Funding”) to the Issuer on or after the Closing Date. In connection with the Initial Funding, the Issuer shall, by notice in the form of Exhibit A hereto (the “Initial Funding Request”) request such Funding at least one Business Day by 12:00 p.m. (New York time) prior to the proposed date of such Initial Funding. Such notice shall specify the amount of the proposed Funding (which shall be at least $1,000,000) and the proposed date of the Initial Funding.

(b) Subsequent Fundings. Upon the terms and subject to the conditions herein set forth, provided that the Termination Date shall not have occurred, the Company shall make a subsequent advance from time to time (each, a “Subsequent Funding”) to the Issuer on or after the Initial Funding Date. In connection with each Subsequent Funding, the Issuer shall provide the Agent with a written notice in substantially the form of Exhibit B (a “Subsequent Funding Notice”) setting forth the amount of the proposed Subsequent Funding, which shall be at least $1,000,000 (or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such amount). The Subsequent Funding Notice shall be provided to the Agent no later than 10:00 a.m. (New York time) on the Business Day prior to the related Subsequent Funding Date. Subsequent Fundings shall not occur more than twice per month. The Agent will promptly notify the Company of the Agent’s receipt of any Subsequent Funding Notice to be made to the Agent on its behalf.

(c) By making any advance hereunder, neither the Company nor the Agent assumes or shall have any obligations or liability under any of the Receivables, all of which shall remain the obligations and liabilities of the Issuer, AmeriCredit and AWC.

(d) Conditions to Funding. The Company shall have no obligation to advance any funds to the Issuer in connection with any Funding if on the date of the proposed Funding, (i) the sum of the Net Investment after giving effect to the Funding, plus the Interest Component of Commercial Paper issued in connection with such Funding would exceed the Facility Limit or the Commitment; (ii) the Issuer is not in compliance with Section 5.3 of the Security Agreement; (iii) a Potential Rapid Amortization Event or Rapid Amortization Event shall have occurred and be continuing; (iv) the conditions precedent set forth in Sections 4.1 and 4.2 of the Security Agreement shall not be satisfied; or (v) the representations and warranties in Section 3.1 hereof shall not be true and correct.

(e) Initial Funding Request and Subsequent Funding Notices Irrevocable. The Initial Funding Request and any Subsequent Funding Notice shall be irrevocable and binding on the Issuer and the Issuer shall indemnify the Agent and the Company against any loss or expense incurred by the Company, either directly or indirectly (including through the Liquidity Provider Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limitation, any loss or expense incurred by the Agent or the Company, either directly or indirectly (including pursuant to the Liquidity Provider Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company to complete the requested Funding.

(f) Payments. By no later than 12:00 noon (New York time) on the date of any Funding, the Company shall remit the Transfer Price related to such Funding to the account of the Agent specified therefor from time to time by the Agent by notice to the Company. Promptly following each Funding, and in any event no later than 3:00 p.m. (New York City time) on the day of such Funding, and the Agent’s receipt of funds from the Company as set forth above, the Agent shall remit such funds received in respect of the Transfer Price to the Issuer’s account at the location indicated in Section 6.3 hereof, in immediately available funds; provided, that if on any Funding Date (i) the Average Excess Spread (calculated without giving effect to the proviso set forth in the definition thereof) on such Subsequent Funding Date is less than zero and (ii)

immediately prior to giving effect to the related Funding, the amount on deposit in the Spread Account is less than the Required Spread Account Amount, then an amount equal to the lesser of (A) the difference between (1) the Required Spread Account Amount minus (2) the amount on deposit in the Spread Account, in each case immediately prior to giving effect to the related Funding, and (B) the Transfer Price related to such Funding, will be deducted from the Transfer Price that is remitted to the Issuer’s account and will instead be transferred to the Collateral Agent for deposit in the Spread Account.

(g) The Note.

(i) The Issuer’s obligation to pay the principal of and interest on all amounts advanced by the Company pursuant to any Funding shall be evidenced by a single note of the Issuer (the “Note”) which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Owners and mature on the Remittance Date occurring in the sixth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or the Servicer); (5) be entitled to the benefit of the Security Agreement and (6) be substantially in the form of Exhibit C to this Agreement, with blanks appropriately completed in conformity herewith. The Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of the Transfer Price paid to the Issuer in connection with each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Agent shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Company’s or any other Owner’s rights with respect to the Note.

(ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer’s obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.

SECTION 2.2. Sharing of Payments, Etc. If any Owner (for purposes of this Section only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Note owned by it in excess of its ratable share of payments on account of any interest in the Note obtained by such Owner entitled thereto, such Recipient shall forthwith purchase from the Company and/or the other Owners entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.3. Right of Setoff. Without in any way limiting the provisions of Section 2.2 hereof, each of the Agent, the Company and each other Owner is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of a Rapid Amortization Event or during the continuance of a Potential Rapid Amortization Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent, the Company or such Owner to, or for the account of, the Issuer against the Aggregate Unpaids owing by the Issuer to such Person (even if contingent or unmatured).

SECTION 2.4. Fees. The Issuer shall pay, in accordance with the Fee Letter, such fees as are described therein, all of which shall be non-refundable.

SECTION 2.5. Selection of Funding Periods and Interest Rates.

(a) Prior to the Termination Date. At all times hereafter, but prior to the Termination Date and with respect to the Transferred Interest held by the Agent on behalf of the Company, the Issuer may, subject to the Company’s approval and the limitations described below, request funding periods and allocate a portion of the Net Investment to each selected funding period, so that the aggregate amounts allocated to outstanding funding periods at all times shall equal the Net Investment held on behalf of the Company. The Issuer shall give the Company irrevocable notice by telephone of the requested funding period(s) at least one (1) Business Day prior by 12:00 p.m. (New York time) to the requested Funding Date or the expiration of any then existing funding period; provided, however, that the Company may select, in its sole discretion, any such funding period if (i) the Issuer fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the funding period requested by the Issuer is unavailable or for any reason commercially undesirable to any party. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more funding periods with respect to which the interest rate applicable thereto is calculated by reference to the CP Rate; provided that the Company may determine, from time to time, in its sole discretion (whether as a result of a CP Disruption Event or otherwise), that funding such Net Investment by means of the issuance of Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest pursuant to the terms of the Liquidity Provider Agreement, Barclays, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than 14 days and Discount with respect thereto shall be calculated by reference to the Base Rate. Thereafter, provided that the Termination Date caused by a Rapid Amortization Event shall not have occurred, Discount shall be calculated by reference to the Eurodollar Rate and, if such rate is not available, the Base Rate. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

(b) After the Termination Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of the Company, the Agent shall select all funding periods. At all times after the

Termination Date but prior to the occurrence of a Rapid Amortization Event, Discount shall be calculated by reference to the CP Rate; provided, that the Company may determine, from time to time, in its sole discretion (whether as a result of a CP Disruption Event or otherwise), that funding such Net Investment by means of the issuance of Commercial Paper is not possible or is not desirable for any reason. Upon such determination, Discount shall be calculated at the Eurodollar Rate. If the Liquidity Provider acquires from the Company a Purchased Interest pursuant to the terms of the Liquidity Provider Agreement, Barclays, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than 14 days and Discount with respect thereto shall be calculated by reference to the Base Rate. Thereafter, provided that a Rapid Amortization Event shall not have occurred, Discount shall be calculated by reference to the Eurodollar Rate and, if such rate is not available, the Base Rate. After the occurrence of a Rapid Amortization Event, Discount in respect of any Transferred Interest held by the Company or any Purchased Interest held by a Liquidity Provider shall be determined as set forth in Section 6.2 of the Security Agreement.

(c) Eurodollar Rate Protection; Illegality.

(i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Eurodollar Rate for any proposed funding period, then

(1) the Agent shall forthwith notify the Company or the other Owners, as applicable and the Issuer that the Eurodollar Rate cannot be determined for such funding period, and

(2) while such circumstances exist, neither the Company, the other Owners nor the Agent shall allocate the Net Investment of any additional advances during such period or reallocate the Net Investment allocated to any then existing funding period ending during such period, to a funding period with respect to which Discount is calculated by reference to the Eurodollar Rate.

(ii) If, with respect to any outstanding funding period, the Company or any of the other Owners on behalf of which the Agent holds any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund any advance or to maintain such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such funding period then the Agent shall forthwith so notify the Issuer, whereupon neither the Agent nor the Company or the other Owners, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any funding period ending during such period, to a funding period with respect to which Discount is calculated by reference to the Eurodollar Rate.

(iii) Notwithstanding any other provision of this Agreement, if the Company or any of the other Owners, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such other Owner, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such other Owner or such Liquidity Provider, as applicable, to fund any advance or to maintain the Transferred Interest the Discount with respect to which is calculated by reference to the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such other Owner, as applicable, to fund its purchase or maintenance of the Transferred Interest at a Discount calculated by reference to the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each funding period in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain the Transferred Interest at a Discount calculated by reference to the Eurodollar Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto accrues Discount determined other than with respect to the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain the Transferred Interest at a Discount calculated by reference to the Eurodollar Rate until the end of the applicable funding period, such Person’s share of the Net Investment allocated to such funding period shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such funding period.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE ISSUER

SECTION 3.1. Representations and Warranties of the Issuer. The Issuer represents and warrants to and covenants with the Agent, the Company and the other Owners as of the Closing Date and, except as otherwise provided herein, as of any Funding Date that:

(a) Corporate Existence and Power. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents are within the Issuer’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.6 of the Security Agreement), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Issuer’s Trust Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien on assets of the Issuer (except as contemplated by Section 2.6 of the Security Agreement), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

(d) Accuracy of Information. All information heretofore furnished by the Issuer (including without limitation, the Servicer’s Certificate and AmeriCredit Corp.’s financial statements) to the Company, the other Owners or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer to the Company, the other Owners or the Agent will be, true and accurate in every material respect, and the Issuer has not omitted to disclose any information which is material to the transaction, on the date such information is stated or certified.

(e) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Issuer have been filed (which filings may be made by an Affiliate of the Issuer on a consolidated basis covering the Issuer and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Issuer (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

(f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any Affiliate of the Issuer or their respective properties, in or before any court, arbitrator or other body.

(g) Use of Proceeds. (i) The proceeds of any Funding will be used by the Issuer to (a) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto from each of AmeriCredit and AWC, as the case may be, pursuant to the Master Receivables Purchase Agreement, (b) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the Master Receivables Purchase Agreement, or (c) to make distributions constituting a return of capital and (ii) no proceeds of any Funding will be used by the Issuer to acquire any security in any transaction which is subject to Section 12 of the Securities Exchange Act of 1934, as amended or for any purpose that violates any applicable law, rule or regulation, including Regulation U of the Federal Reserve Board.

(h) Place of Business. The state of organization, chief place of business and chief executive office of the Issuer are located at the address of the Issuer indicated in Section 9.3 of the Security Agreement and the offices where the Issuer keeps all its records, are located at the address indicated in Section 9.3 of the Security Agreement.

(i) Merger and Consolidation. As of the date hereof the Issuer has not changed its name, merged with or into or been consolidated with any other entity or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

(j) Solvency. The Issuer is not insolvent and will not be rendered insolvent immediately following the consummation on the Closing Date of the transactions contemplated by this Agreement and the Security Agreement, including the pledge by the Issuer to the Collateral Agent of the Collateral.

(k) No Rapid Amortization Event. After giving effect to each Funding, no Potential Rapid Amortization Event or Rapid Amortization Event exists.

(l) Compliance. The Issuer has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property including the Receivables.

(m) Not an Investment Company or a Holding Company. The Issuer is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act. The Issuer is not a “holding company”, or a subsidiary or affiliate of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(n) ERISA. The Issuer is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables shall exist.

(o) Subsidiaries. The Issuer does not have any Subsidiaries.

Any document, instrument, certificate or notice delivered to the Company, any other Owners or the Agent by the Issuer hereunder shall be deemed a representation and warranty by the Issuer.

The representations and warranties set forth in this Section 3.1 shall survive the pledge and assignment of the Collateral to the Collateral Agent for the benefit of the Secured Parties. Upon discovery by the Issuer, the Company, the Agent or any other Owner of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

ARTICLE IV

INDEMNIFICATION

SECTION 4.1. Indemnity. Without limiting any other rights which the Agent, the Company or any other Owner may have hereunder or under applicable law, each of the Issuer and AmeriCredit agrees to jointly and severally indemnify the Company, any other Owner, the Collateral Agent, the Agent, the Liquidity Provider, the Credit Support Provider and any permitted assigns and their respective agents, officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of the Company, any other Owner, the Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by such Indemnified Party in any action or proceeding between the Issuer, AmeriCredit (including in its capacity as Servicer) or AWC and such Indemnified Parties or between such Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents or the ownership or maintenance, either directly or indirectly, by the Company, the other Owners, the Agent, the Liquidity Provider or the Credit Support Provider of the Note (or any interest therein), or any other transactions contemplated hereby or thereby excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or

(ii) except as otherwise specifically provided in this Agreement, losses with respect to any Receivables. Such Indemnified Amounts shall be paid in accordance with Sections 2.3(a)(v) and 2.3(a)(xi) of the Security Agreement. Without limiting the generality of the foregoing, each of the Issuer and AmeriCredit shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(a) any representation or warranty made by the Issuer, AmeriCredit, AWC or the Servicer (or any officers of the Issuer or the Servicer) under or in connection with this Agreement, the Security Agreement, any other Transaction Document, the Initial Funding Request, any Subsequent Funding Notice, any Servicer’s Certificate or any other information or report delivered by the Issuer, AmeriCredit, AWC or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(b) the failure by the Issuer, AmeriCredit, AWC or the Servicer to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of any portion of the Collateral with any such applicable law, rule or regulation;

(c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim;

(d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral which failure has an adverse effect on the validity, perfected status or priority of the security interest granted to the Collateral Agent under the Security Agreement;

(e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of services related to such Receivable or the furnishing or failure to furnish such services;

(f) any failure of the Issuer or the Servicer to perform its duties or obligations in accordance with the provisions of the Security Agreement or any other Transaction Document to which it is a party;

(g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with related merchandise or services which are the subject of any Receivable;

(h) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(i) the failure by the Issuer, AmeriCredit (individually or as Servicer) or AWC to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or the Contracts;

(j) the failure of AmeriCredit or AWC to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables or the Contracts;

(k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

(l) the commingling by the Issuer, AmeriCredit, AWC or the Servicer of Collections in respect of Receivables at any time with other funds;

(m) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Fundings by the Issuer, AmeriCredit or AWC, the ownership of an interest in the Note, or any Contract, Receivable or Related Security;

(n) the failure of any Lock-Box Bank to remit any amounts held in any Lock-Box Account pursuant to the instructions of the Servicer, the Issuer, AmeriCredit, AWC or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

(o) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Issuer, AmeriCredit or AWC to qualify to do business or file any notice of business activity report or any similar report;

(p) any failure of the Issuer to give reasonably equivalent value to AmeriCredit or AWC, as applicable, in consideration of the purchase by the Issuer from AmeriCredit or AWC, as the case may be, of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(q) any action taken by the Issuer, AmeriCredit, AWC or the Servicer (if the Issuer, AmeriCredit or any Affiliate or designee of the Issuer or AmeriCredit) in the enforcement or collection of any Receivable; or

(r) the use of the proceeds of any Funding;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement or the Credit Support Agreement to the Issuer and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transferor, each of the Issuer and AmeriCredit shall be jointly and severally liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

SECTION 4.2. Indemnity for Taxes, Reserves and Expenses.

(a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(1) shall subject any Indemnified Party (or its applicable lending office) to any tax, duty or other charge (other than Excluded Taxes (as defined in Section 4.4 hereof)) with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Net Investment, the Collateral, the maintenance or financing of the Note or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Security Agreement, the Net Investment the Collateral or the maintenance or financing of the Note or any interest therein (except for changes in the rate of federal, state or local general corporate, franchise, net income or other income or similar tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(2) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Security Agreement, the Net Investment, the Collateral, the maintenance or financing of the Note or any interest therein or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Net Investment, the Collateral or the maintenance or financing of the Note; or

(3) imposes upon any Indemnified Party any other expense (including, without limitation, any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Security Agreement, the Net Investment, the Collateral, the maintenance or financing of the Note (or any interest therein) or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the Credit Support Agreement or otherwise in respect of this Agreement, the Net Investment, the Collateral or the maintenance or financing of the Note; and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount reasonably deemed by such Indemnified Party to be material, then within 10 days after demand by the Agent, either the Issuer or AmeriCredit shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Agent, either the Issuer or AmeriCredit shall pay to the Agent such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c) The Agent or the Company will promptly notify the Issuer and AmeriCredit of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Agent claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent may use any reasonable averaging and attributing methods.

(d) Anything in this Section 4.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 (“Section 4.2 Costs”) ratably to the Issuer and AmeriCredit and each Other Transferor; provided, however, that if such Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer and AmeriCredit shall be liable for the full amount of such Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

SECTION 4.3. Other Costs, Expenses and Related Matters.

(a) Each of the Issuer and AmeriCredit agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the other Owners, the Collateral Agent and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or any other Owners) incurred by or on behalf of the Company, any other Owners, the Collateral Agent or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any other Transaction Document and the transactions contemplated hereby and thereby; and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note, the Security Agreement and any other Transaction Document, (b) arising in connection with the Agent’s, the Company’s, any other Owner’s or any of their agent’s enforcement or preservation of rights

(including, without limitation, the perfection and protection of the Collateral Agent’s security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any other Transaction Document (all of such amounts, collectively, “Transaction Costs”).

(b) Either the Issuer or AmeriCredit shall pay to the Agent, for the account of the Company or the other Owners, as applicable, on demand any Early Collection Fee due on account of the Company’s investment allocated to a funding period on a day prior to the last day of its funding period.

SECTION 4.4. Taxes. All payments made hereunder by the Issuer and AmeriCredit (each a “payor”) to the Company, the Agent or any Liquidity Provider (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding (i) franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts and (ii) any tax that would not have been imposed but for the failure of such recipient to provide and keep current any certification or other documentation required to qualify for an exemption from, or reduced rate of, such Taxes (all such excluded taxes, “Excluded Taxes”). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

ARTICLE V

THE AGENT

SECTION 5.1. Authorization and Action. The Company and each other Owner hereby appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 5.5 and the first sentence of Section 5.6 hereof shall include its affiliates and its own and its affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any other Owner; (b) shall not be responsible to the Company or any other Owner for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Issuer, AmeriCredit, AWC or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Issuer, AmeriCredit, AWC or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Issuer, AmeriCredit, AWC or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

SECTION 5.2. Agent’s Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Issuer, AmeriCredit, AWC or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Owners, and such instructions shall be binding on the Company and all of the other Owners; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Owners against any and all liability and expense which may be incurred by it by reason of taking any such action.

SECTION 5.3. Rapid Amortization Event or Potential Rapid Amortization Event. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Rapid Amortization Event or a Rapid Amortization Event unless the Agent has received written notice from the Company, any other Owner or the Issuer specifying such Potential Rapid Amortization Event or Rapid Amortization Event and stating that such notice is a “Notice of Rapid Amortization Event or Potential Rapid Amortization Event”. In the event that the Agent receives such a notice of the occurrence of a Potential Rapid Amortization Event or Rapid Amortization Event, the Agent

shall give prompt notice thereof to the Company and the other Owners. The Agent shall (subject to Section 5.2 hereof) take such action with respect to such Potential Rapid Amortization Event or Rapid Amortization Event as shall reasonably be directed by the Majority Owners, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Rapid Amortization Event or Rapid Amortization Event as it shall deem advisable in the best interest of the Company.

SECTION 5.4. Agent and Affiliates. To the extent that the Agent or any of its affiliates shall become an Owner, the Agent or such affiliate, in such capacity, shall have the same rights and powers hereunder as any other Owner and may exercise the same as though it were not acting as the Agent or such affiliate (as the case may be). Barclays (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any other Owner) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Issuer, AmeriCredit, AWC and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and Barclays (and any successor acting as Agent or such affiliate) and its affiliates may accept fees and other consideration from any of the Issuer, AmeriCredit, AWC and the Servicer or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any other Owner.

SECTION 5.5. Indemnification of the Agent. Each Owner (other than the Company) agrees to indemnify the Agent (to the extent not reimbursed by the Issuer), ratably in accordance with its share of the outstanding principal balance of the Note, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any other Owner) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no Owner shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Owner (including the Company but only to the extent that the Company is reimbursed by the Issuer for such expenses) agrees to reimburse the Agent, ratably in accordance with its share of the outstanding principal balance of the Note, promptly upon demand for any out-of-pocket expenses (including attorneys’ fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Owners hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Issuer. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

SECTION 5.6. Non-Reliance. Each Owner agrees that it has, independently and without reliance on the Agent or the Company or any other Owner, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Receivables, the Contracts, the Issuer, AmeriCredit, AWC and the Servicer and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any other Owner, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the other Owners by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Company or any other Owner with any credit or other information concerning the affairs, financial condition, or business of any of the Issuer, AmeriCredit, AWC or the Servicer or any of their respective Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

SECTION 5.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the other Owners and the Issuer. Upon any such resignation, the Majority Owners shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Owners and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the other Owners, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

SECTION 5.8. Payments by the Agent. Unless specifically allocated to an Owner pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Owners shall be paid by the Agent to the Owners (at their respective accounts designated in writing to the Agent) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Owners on such Business Day, but, in any event, shall pay such amounts to the Owners in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been indefeasibly paid in full and all other Aggregate Unpaids have been indefeasibly paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Company, the other Owners and the Agent with respect to any representation and warranty made or deemed to be made by the Issuer pursuant to this Agreement, (ii) the indemnification and payment provisions of Article IV, and (iii) the agreement set forth in Section 6.9 hereof, shall be continuing and shall survive any termination of this Agreement.

SECTION 6.2. Waivers; Amendments.

(a) No failure or delay on the part of the Company, the Agent or any other Owners in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Issuer, the Servicer, the Company and the Majority Owners (and, if Article V or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Owner directly affected thereby, (i) increase the Commitment of the Company, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of the Commitment, (iv) change the percentage of the Owners which shall be required for the Owners or any of them to take any action under this section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder or under the Security Agreement to the Agent or the Owners or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company’s or any other Owner’s consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Owner within 10 Business Days of the Company’s or any other Owner’s receipt of such request, then the Company or such Owner (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

SECTION 6.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 6.3 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 6.3. However, anything in this Section 6.3 to the contrary notwithstanding, the Issuer hereby authorizes the Company to effect Subsequent Fundings, funding period and interest rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Issuer. The Issuer agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Issuer. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

If to the Company:

Sheffield Receivables Corporation

c/o Barclays Bank PLC

200 Park Avenue

New York, New York 10166

Attention: Asset Securitization Group

Telephone: (212) 412-7618

Telecopy:   (212) 412-6846

(with a copy to the Agent)

If to the Issuer:

AmeriCredit Repurchase Trust

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Asset Backed Securities Administration

Payment Information: [Forthcoming]

with a copy to:

AmeriCredit Financial Services, Inc.

801 Cherry Street - Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy:   (817) 302-7942

If to AmeriCredit:

AmeriCredit Financial Services, Inc.

801 Cherry Street - Suite 3900

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7022

Telecopy:   (817) 302-7942

If to the Agent:

Barclays Bank PLC

200 Park Avenue

New York, New York 10166

Attention: Asset Securitization Group

Telephone: (212) 412-3266

Telecopy:   (212) 412-6846

Payment Information:

ABA: 026002574

DDA: 050791516

Name: Sheffield 4(2) Funding Account

Bank: Barclays Bank

SECTION 6.4. Governing Law; Submission to Jurisdiction; Integration.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE ISSUER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Issuer hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 6.4 shall affect the right of the Company to bring any action or proceeding against the Issuer or its property in the courts of other jurisdictions.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d) Each of the Issuer and AmeriCredit hereby appoints Corporation Service Company, located at 80 State Street, Albany, New York 12207-2543 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which the Issuer is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Company, the Agent, any Owner, the Collateral Agent or any assignee of any of them.

SECTION 6.5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 6.6. Successors and Assigns.

(a) This Agreement shall be binding on, and inure to the benefit of, the Agent, the Owners, the Issuer and AmeriCredit, and their respective successors and assigns; provided, however, that neither AmeriCredit nor the Issuer may assign any of its rights or delegate any of its duties hereunder or under the Master Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent except as may be otherwise expressly provided in the Master Receivables Purchase Agreement or the other Transaction Documents, except that AmeriCredit may delegate its duties under any Transaction Document with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining such consent (which delegation by AmeriCredit of any of its duties under any Transaction Document shall not relieve AmeriCredit of its responsibility with respect to such duties). No provision of this Agreement shall in any manner restrict the ability of the Company or any other Owner to assign, participate, grant security interests in, or otherwise transfer any portion of the Note or interest therein.

(b) Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to the Issuer and the Servicer, in one transaction or a series of transactions, assign all or a portion of the Note and the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Note and the Net Investment, (ii) the related administrative agent for such Conduit Assignee will act as the Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company’s obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the Net Investment funded with commercial paper issued by the Company from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to the Company on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction

Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment may be made pursuant to this clause (b) without the prior consent of AmeriCredit, which consent may only be withheld by AmeriCredit for a commercially reasonable purpose.

(c) The Issuer hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement, the other Transaction Documents and the Note to any Approved Liquidity Provider. In addition, the Issuer hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement, the other Transaction Documents and the Note to the Collateral Agent.

SECTION 6.7. Waiver of Confidentiality. The Company, any other Owner and the Agent, severally and with respect to itself only, covenants and agrees that any nonpublic information obtained by it pursuant to this Agreement or the other Transaction Documents shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Company and any other Owner) except that the Company or the Agent or any other Owner may disclose such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding provided that, unless prohibited by Law, the Company, any other Owner or the Agent, as applicable, shall provide prompt notice of such order to the affected party, (ii) upon the request or demand of any regulatory authority having jurisdiction over the Company, any other Owner or the Agent or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of improper disclosure by Company, any other Owner or the Agent, (iv) to its affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) which was available to the Company, any other Owner or the Agent on a nonconfidential basis from a source other than the affected party, provided that such source was not to the knowledge of the Company, any other Owner or the Agent bound by a confidentiality agreement with the affected party, (vii) has been independently acquired or developed by the Company, any other Owner or the Agent without violating any of the Company, any other Owner or the Agent ‘s obligations under this engagement letter or (viii) at any time following the date three years after the date of this Agreement. No disclosure pursuant to subsection (viii) shall be made if the confidential information consists of non-public personal information, which shall include all Personally Identifiable Financial Information (as defined herein) in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personally Identifiable Information as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. “Personally Identifiable Financial Information” means any information a consumer provides to a party in order to obtain financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer’s first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer.

SECTION 6.8. Confidentiality Agreement. Each of the Issuer and AmeriCredit hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Collateral Agent or any Liquidity Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required (x) by applicable law, (y) under the Securities Exchange Act of 1934, as amended, in connection with an offering of securities issued by the Issuer or an Affiliate thereof, or (z) by order of a court of competent jurisdiction (provided, however, that in the case of this clause (z) no such disclosure shall occur without the prior review by the Agent of the material to be disclosed).

SECTION 6.9. No Bankruptcy Petition Against the Company. The Issuer, AmeriCredit and each other Owner hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company or any Conduit Assignee, it will not institute against, or join any other Person in instituting against, the Company or any Conduit Assignee, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SECTION 6.10. Further Assurances. The Issuer agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

SECTION 6.11. Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 6.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents; provided, however, that no provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its action in bad faith or its own willful misconduct.

SECTION 6.13. Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Note will constitute indebtedness and that for all applicable tax purposes, accordingly, the Issuer or its owner will be treated as owner of the Collateral. Further, each party hereto and the holder of the Note (or an interest therein) (by receiving and holding the Note or an interest therein), hereby covenants to every other party hereto to treat the Note as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Note as indebtedness for tax purposes unless otherwise directed by law, rule or regulation or order of any governmental authority. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

SECTION 6.14. No Recourse. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Company or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, employee or director of the Company, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise (except to the extent that recourse against the Company arises from the gross negligence or willful misconduct of the Company); it being expressly agreed and understood that the agreements of the Company contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Company, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, affiliate, officer, employee or director of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, stockholder, affiliate, officer, employee or director of the Company, or any of them, for breaches by the Company of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, or by statute or constitution, or otherwise, is hereby expressly waived except to the extent that such personal liability of the Company arises from the gross negligence or willful misconduct of the Company. The provisions of this Section 6.14 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Issuer, the Company, the Agent and AmeriCredit have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICREDIT REPURCHASE TRUST,
as Issuer

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

$400,000,000	SHEFFIELD RECEIVABLES CORPORATION,
Commitment	as Company

By:
Name:
Title:

BARCLAYS BANK PLC,
as Agent

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC.

By:
Name:
Title:

EXHIBIT A

EXHIBIT B

EXHIBIT C

FORM OF

VARIABLE FUNDING NOTE

New York, New York

August 19, 2004

FOR VALUE RECEIVED, the undersigned, AmeriCredit Repurchase Trust, a Delaware statutory trust (the “Issuer”), promises to pay to the order of BARCLAYS BANK PLC, as Agent, on behalf of the Company, on the date specified in Section 2.1 of the Note Purchase Agreement (as hereinafter defined, at 801 Cherry Street, Fort Worth, Texas 76102, in lawful money of the United States of America and in immediately available funds, the principal amount of Four Hundred Million Dollars ($400,000,000), or, if less, the aggregate unpaid principal amount of all Fundings made by the Company to the Issuer pursuant to the Note Purchase Agreement and the Security Agreement and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Fundings from time to time outstanding at the rates and on the dates specified in the Note Purchase Agreement and the Security Agreement.

The Agent is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Agent, the date and the amount of each Funding made by the Company, each continuation thereof, the funding period for such Funding and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder, under the Note Purchase Agreement or under the Security Agreement in respect of the Fundings.

This Variable Funding Note is the Note referred to in the Note Purchase Agreement, dated as of August 19, 2004 (as amended, supplemented, or otherwise modified and in effect from time to time, the “Note Purchase Agreement”), among the Company, the Issuer and Barclays Bank PLC, as agent for the Company (in such capacity, the “Agent”), and is entitled to the benefits thereof. Capitalized terms used herein and not defined herein have the meanings given them in the Note Purchase Agreement.

This Variable Funding Note is subject to optional and mandatory prepayment as provided in the Note Purchase Agreement and the Security Agreement.

Upon the occurrence of a Rapid Amortization Event, the Company shall have all of the remedies specified in the Security Agreement. The Issuer hereby waives presentment, demand, protest, and all notices of any kind.

THIS VARIABLE FUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

AmeriCredit Repurchase Trust, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

2

Schedule 1 to

VARIABLE FUNDING NOTE

Principal Of Fundings	Discount on Fundings	Prepayment of Fundings	Notation By

Date